                                                                 Ex-99.17


        STATEMENT OF ADDITIONAL INFORMATION DATED DECEMBER ___, 1995

                       Acquisition of the Assets of

                            CRI BOND PORTFOLIO
                 (a series of Acacia Capital Corporation)
                   4550 Montgomery Avenue, Suite 1000N
                         Bethesda, Maryland 20814

                     By and In Exchange for Shares of

                          CRI Balanced Portfolio
                 (a series of Acacia Capital Corporation)
                   4550 Montgomery Avenue, Suite 1000N
                         Bethesda, Maryland 20814


         This Statement of Additional Information relates to the proposed transfer of assets of CRI Bond Portfolio to CRI Balanced Portfolio. The Statement consists of this cover page, the Statement of Additional Information of Acacia Capital Corporation dated May 1, 1995, the Annual Report of Acacia Capital Corporation for the year ended December 31, 1994, and the unaudited balance sheet and statement of operations for the CRI Balanced Portfolio for the six-month period ended June 30, 1995.

         This Statement of Additional Information is not a prospectus. A Prospectus/Proxy Statement dated May 1, 1995 relating to the above-referenced matter may be obtained from The Calvert Group, Ltd., 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814. This Statement of Additional Information relates to, and should be read in conjunction with, such Prospectus/Proxy Statement.

         The date of this Statement of Additional Information is December __, 1995.

                       ACACIA CAPITAL CORPORATION'S
                 CALVERT RESPONSIBLY INVESTED PORTFOLIOS
                   Statement of Additional Information
                               May 1, 1995

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         This  Statement of  Additional  Information  is not a prospectus.
Investors   should  read  the  Statement  of  Additional   Information  in
conjunction with the Calvert Responsibly Invested Portfolios Prospectus, dated May 1, 1995, which may be obtained free of charge by calling (301) 951-4820 or (800) 368-2748, or by writing to the Portfolio at 4550 Montgomery Avenue, Bethesda, Maryland 20814.
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TABLE OF CONTENTS

Investment Objectives and Policies                               1
Investment Restrictions                                         11
Investment Selection Process                                    19
Portfolio Turnover                                              20
Purchase and Redemption of Shares                               21
Determination of Net Asset Value                                21
Taxes                                                           23
Calculation of Yield and Total Return                           23
Investment Advisory Agreement                                   25
Management of the Fund                                          28
Method of Distribution                                          30
General Information                                             30
Reports to Shareholders and Policyholders                       31
Additional Information                                          31
Financial Statements                                            31
Independent Accountants and Custodians                          31
Appendix                                                        31

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                    INVESTMENT OBJECTIVES AND POLICIES
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         Acacia  Capital  Corporation  ("the Fund")  offers  investors the
opportunity  to  invest  in  several   professionally-managed   securities
portfolios which may be more diversified, stable and liquid than might be obtainable by an investor on an individual basis. In addition, the
Fund's  Calvert   Responsibly   Invested  ("CRI")   Portfolios  offer  the
opportunity for growth of capital or current income through investment in enterprises that make a significant contribution to society through their products and services and through the way they do business. The Calvert Responsibly Invested Portfolios offer investors a choice of seven separate portfolios selected with a concern for the social impact of each investment: CRI Money Market, Balanced, Equity, Bond, Capital Accumulation, Global and Strategic Growth Portfolios. References to the "Investment Advisor" refer to the advisor appropriate to the Portfolio being discussed. (See "Investment Advisors")

Foreign Securities

         CRI Global and Strategic Growth may invest all of their assets in foreign securities, although CRI Global intends to invest part of its assets in securities of U.S. issuers, and CRI Strategic Growth does not presently intend to invest in foreign securities. CRI Money Market, Bond, Equity, Balanced and Capital Accumulation may each invest up to
25%, and CRI Balanced may invest up to 10% of its assets in the securities of foreign issuers. CRI Money Market may purchase only high quality, U.S. dollar-denominated instruments. Investments in foreign securities may present risks not typically involved in domestic investments. Foreign securities may be affected by such circumstances as possible adverse changes in exchange control or investment regulations, expropriation or confiscatory taxation, political or economic instability, and diplomatic or other developments. In purchasing foreign securities, the Portfolios may purchase American Depository Receipts for such securities. These are certificates issued by United States banks evidencing the right to receive securities of the foreign issuer deposited in that bank or its correspondent bank.

         It is contemplated that the Portfolios may trade foreign securities on U.S. securities markets and stock exchanges located in the countries in which the respective principal offices of the issuers of the various securities are located, if that is the best available market. Foreign securities markets may not be as developed or efficient as those in the United States. While growing in volume, they usually have substantially less volume than U.S. securities markets, and securities of some foreign companies are less liquid and more volatile than securities of comparable United States companies. Similarly, volume and liquidity in most foreign bond markets is less than in the United States and, at times, volatility of price can be greater than in the United States.

         Additional  costs  may  be  incurred  which  are  related  to any international investment, since foreign brokerage commissions and the custodial costs associated with maintaining foreign portfolio securities are generally higher than in the United States. Fee expense may also be incurred on currency exchanges when the Portfolios change investments from one country to another or convert foreign securities holdings into U.S. dollars. Foreign companies and foreign investment practices are not generally subject to uniform accounting, auditing and financial reporting standards and practices or regulatory requirements comparable to those applicable to United States companies. There may be less public information available about foreign companies.

         United States Government policies have at times, in the past, through imposition of interest equalization taxes and other restrictions, discouraged certain investments abroad by United States investors. While such taxes or restrictions are not presently in effect, they may be reinstituted from time to time as a means of fostering a favorable United States balance of payments. In addition, foreign countries may impose withholding and taxes on dividends and interest.

         Since investments in securities of issuers domiciled in foreign countries usually involve currencies of the foreign countries, and since the Portfolios may temporarily hold funds in foreign currencies during the completion of investment programs, the value of the assets of the Portfolios as measured in United States dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations. For example, if the value of the foreign currency in which a security is denominated declines in relation to the value of the U.S. dollar, the value of the security in U.S. dollars will decline. Similarly, if the value of the foreign currency in which a security is denominated appreciates in relation to the value of the U.S. dollar, the value of the security in U.S. dollars will appreciate. The Portfolios will conduct foreign currency exchange transactions either on a spot (i.the., cash) basis at the spot rate prevailing in the foreign exchange market, or through entering into forward contracts to purchase or sell foreign currencies. A forward foreign currency contract involves an obligation to purchase or sell a specific currency at a future date which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large, commercial banks) and their customers. A forward foreign currency contract generally has no deposit requirement, and no commissions are charged at any stage for trades.

         A Portfolio may enter into forward foreign currency contracts for two reasons. First, the Portfolio may desire to preserve the United States dollar price of a security when it enters into a contract for the purchase or sale of a security denominated in a foreign currency. The Portfolio will be able to protect itself against possible losses resulting from changes in the relationship between the United States dollar and foreign currencies during the period between the date the security is purchased or sold and the date on which payment is made or received by entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of the foreign currency involved in the underlying security transactions.

         Second, when the Advisor or Subadvisor believes that the currency of a particular foreign country may suffer a substantial decline against the United States dollar, the Portfolio enters into a forward foreign currency contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Portfolio's investment securities denominated in such foreign currency. The precise matching of the forward foreign currency contract amounts and the value of the portfolio securities involved will not generally be possible since the future value of the securities will change as a consequence of market movements between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movement is difficult, and the successful execution of this short-term hedging strategy is uncertain. Although forward foreign currency contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain which might result should the value of such currency increase. The Portfolios do not intend to enter into such forward contracts under this circumstance on a regular or continuous basis.

Foreign Money Market Instruments

         CRI Money Market may invest without limitation in money market instruments of banks, whether foreign or domestic, including obligations of U.S. branches of foreign banks ("Yankee" instruments) and obligations of foreign branches of U.S. banks ("Eurodollar" instruments). All such instruments must be high-quality, U.S. dollar-denominated obligations. It is an operating (i.e., nonfundamental) policy of CRI Money Market that it may invest only in foreign money market instruments if they are of comparable quality to the obligations of domestic banks. Although these instruments are not subject to foreign currency risk since they are U.S. dollar-denominated, investments in foreign money market instruments may involve risks that are different than investments in securities of U.S. issuers. See "Foreign Securities" above.

Private Placements and Illiquid Securities

         Due to the particular social objective of the Portfolios, opportunities may exist to promote especially promising approaches to social goals through privately-placed investments. The private placement investments undertaken by the Portfolios, if any, may be subject to a high degree of risk. Such investments may involve relatively small and untried enterprises that have been selected in the first instance because of some attractive social objectives or policies. The Investment Advisors seek to structure the Portfolios' investments to provide the greatest assurance of attaining the intended investment return. It is an operating policy of the Portfolios that no private placements shall be acquired until the value of that Portfolio's investments exceeds $20 million.

         Many private placement investments have no readily available market and may therefore be considered illiquid. It is an operating policy of the Portfolios not to purchase illiquid securities if more than a certain percentage of the value of its net assets would be invested in such securities. Securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 may be determined by the Board of Directors to be liquid. The Board may delegate such determinations of liquidity to the Advisor, pursuant to guidelines and oversight by the Board. Portfolio investments in private placements and other securities for which market quotations are not readily available are valued at fair market value as determined by the Advisor under the direction and control of the Board.

Repurchase Agreements

         The Portfolios may purchase debt securities subject to repurchase agreements, which are arrangements under which the Portfolio buys a security and the seller simultaneously agrees to repurchase the security at a specified time and price. The Portfolios engage in repurchase agreements in order to earn a higher rate of return than it could earn simply by investing in the obligation which is the subject of the repurchase agreement. Repurchase agreements are not, however, without risk. In the event of the bankruptcy of a seller during the term of a repurchase agreement, a legal question exists as to whether the Portfolio would be deemed the owner of the underlying security or would be deemed only to have a security interest in and lien upon such security. The Portfolios will only engage in repurchase agreements with recognized securities dealers and banks determined to present minimal credit risk by the Advisor under the direction and supervision of the Board of Directors. In addition, the Portfolios will only engage in repurchase agreements reasonably designed to secure fully during the term of the agreement the seller's obligation to repurchase the underlying security and will monitor the market value of the underlying security during the term of the agreement. If the value of the underlying security declines and is not at least equal to the repurchase price due the Portfolio pursuant to the agreement, the Portfolio will require the seller to pledge additional securities or cash to secure the seller's obligations pursuant to the agreement. If the seller defaults on its obligation to repurchase and the value of the underlying security declines, the Portfolio may incur a loss and may incur expenses in selling the underlying security. Repurchase agreements are always for periods of less than one year. Repurchase agreements not terminable within seven days are considered illiquid.

Reverse Repurchase Agreements

         The Portfolios may also engage in reverse repurchase agreements. Under a reverse repurchase agreement, a Portfolio sells securities to a bank or securities dealer and agrees to repurchase those securities from such party at an agreed upon date and price reflecting a market rate of interest. The Portfolio invests the proceeds from each reverse repurchase agreement in obligations in which it is authorized to invest. The Portfolios intend to enter into a reverse repurchase agreement only when the interest income provided for in the obligation in which the Portfolio invests the proceeds is expected to exceed the amount the Portfolio will pay in interest to the other party to the agreement plus all costs associated with the transactions. The Portfolios do not intend to borrow for leverage purposes. The Portfolios will only be permitted to pledge assets to the extent necessary to secure borrowings and reverse repurchase agreements.

         During the time a reverse repurchase agreement is outstanding, the Portfolio will maintain in a segregated custodial account an amount of cash, U.S. Government securities or other liquid, high-quality debt securities equal in value to the repurchase price. The Portfolio will mark to market the value of assets held in the segregated account, and will place additional assets in the account whenever the total value of the account falls below the amount required under applicable regulations.

         The Portfolios' use of reverse repurchase agreements involves the risk that the other party to the agreements could become subject to bankruptcy or liquidation proceedings during the period the agreements are outstanding. In such event, the Portfolio may not be able to repurchase the securities it has sold to that other party. Under those circumstances, if at the expiration of the agreement such securities are of greater value than the proceeds obtained by the Portfolio under the agreements, the Portfolio may have been better off had it not entered into the agreement. However, the Portfolio will enter into reverse repurchase agreements only with banks and dealers which the Advisor believes present minimal credit risks under guidelines adopted by the Fund's Board of Directors. In addition, the Portfolio bears the risk that the market value of the securities sold by the Portfolio may decline below the agreed-upon repurchase price, in which case the dealer may request the Portfolio to post additional collateral.

GNMA Certificates-CRI Balanced

         The CRI Balanced Portfolio is not expected generally to invest more than a small portion of its assets in GNMA Certificates. GNMA Certificates are mortgage-backed securities representing part ownership of a pool of mortgage loans that are issued by lenders such as mortgage bankers, commercial banks and savings and loan associations and are either insured by the Federal Housing Administration or guaranteed by the Veterans Housing Administration. A "pool" or group of such mortgages is assembled and, after being approved by GNMA, is offered to investors through securities dealers.

         Once approved by GNMA, the timely payment of interest and principal on each mortgage is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. GNMA Certificates differ from bonds in that principal is paid back monthly by the borrower over the term of the loan rather than returned in a lump sum at maturity. GNMA
Certificates are called "pass-through" securities because both interest and principal payments (including prepayments) are passed through to the holder of the Certificate. Upon receipt, principal payments will be reinvested by the Series in additional securities.

         Because interest and principal payments on the underlying mortgages pass through to holders, the average life of GNMA Certificates varies with the maturities of the underlying mortgage instruments, which have maximum maturities of 30 years. However, because unscheduled principal payments on the underlying mortgages resulting from prepayment, refinancing or foreclosure are also passed through to holders, the average life of GNMA Certificates is normally substantially shorter than the original maturity of the underlying mortgage pools.

         The occurrence of mortgage prepayments is affected by factors including the level of interest rates, the degree of the increase or decrease in interest rates over time, general economic conditions, the location and age of the mortgage, and social and demographic conditions. Prepayments generally occur when interest rates have fallen; thus, reinvestments of principal prepayments will usually be at lower rates. Prepayments also tend to occur more frequently in mortgage pools with rates significantly higher than prevailing mortgage rates. The coupon rate of GNMA Certificates is lower than the interest rate paid on the underlying mortgages only by the amount of the fee paid to GNMA and the issuer, usually 1/2 of 1%. Therefore, GNMA Certificates trading at a premium, which are usually Certificates with coupon rates significantly higher than the rates of Certificates being issued at the time of purchase, are subject to greater risk of prepayment at par.

         The Investment Advisor will attempt, through careful evaluation of available GNMA issues and prevailing market conditions, to invest in GNMA Certificates which provide a high income return but are not subject to substantial risk of loss of principal. Accordingly, the Advisor may forego the opportunity to invest in certain issues of GNMA Certificates which would provide a high current income yield if the Advisor determines that such issues would be subject to a risk of prepayment and loss of principal over the long term that would outweigh the short-term increment in yield.

Noninvestment-grade Debt Securities

         CRI Balanced, Bond and Equity may invest in lower quality debt securities (generally those rated BB or lower by S&P or Ba or lower by Moody's). Subject to the Portfolios' investment policy provides that it may not invest more than 20% of its assets in securities rated below B by either rating service, or in unrated securities determined by the Advisor to be comparable to securities rated below B by either rating service. CRI Global may invest up to 5% of its assets in lower quality debt securities[, and CRI Strategic Growth may invest up to 35% of its assets in debt securities without regard to investment grade. Noninvestment-grade] securities have moderate to poor protection of principal and interest payments and have speculative characteristics. (See Appendix for a description of the ratings.) These securities involve greater risk of default or price declines due to changes in the issuer's creditworthiness than investment-grade debt securities. Because the market for lower-rated securities may be thinner and less active than for higher-rated securities, there may be market price volatility for these securities and limited liquidity in the resale market. Market prices for these securities may decline significantly in periods of general economic difficulty or rising interest rates. Unrated debt securities may fall into the lower quality category. Unrated securities usually are not attractive to as many buyers as rated securities are, which may make them less marketable.

         The quality limitation set forth in the Portfolios' investment policy is determined immediately after a Portfolio's acquisition of a given security. Accordingly, any later change in ratings will not be considered when determining whether an investment complies with the Portfolio's investment policy.

         When purchasing high-yielding securities, rated or unrated, the Advisors prepare their own careful credit analysis to attempt to identify those issuers whose financial condition is adequate to meet future obligations or is expected to be adequate in the future. Through portfolio diversification and credit analysis, investment risk can be reduced, although there can be no assurance that losses will not occur.

Options and Futures Contracts

         CRI Bond, Equity, Global, Strategic Growth and Capital Accumulation may, in pursuit of their investment objectives, purchase put and call options and engage in the writing of covered call options and secured put options on securities which meet the Portfolios' social criteria, and employ a variety of other investment techniques. Specifically, these Portfolios may also engage in the purchase and sale of stock index future contracts, foreign currency futures contracts, interest rate futures contracts, and options on such futures, as described more fully below.

         These Portfolios will engage in such transactions only to hedge the existing positions in the respective Portfolios. They will not engage in such transactions for the purposes of speculation or leverage. Such investment policies and techniques may involve a greater degree of risk than those inherent in more conservative investment approaches.

         These Portfolios will not engage in such options or futures transactions unless they receive appropriate regulatory approvals permitting them to engage in such transactions. As an operating policy, which may be changed without approval of a majority of the outstanding shares, CRI Bond and Equity will not invest in options and futures contracts if as a result more than 5% of a Portfolio's assets would be so invested. CRI Global, Strategic Growth and Capital Accumulation may not write options on more than 50% of their total assets. These
Portfolios may write "covered options" on securities in standard contracts traded on national securities exchanges. These Portfolios will write such options in order to receive the premiums from options that expire and to seek net gains from closing purchase transactions with respect to such options.

         Put and Call Options - These Portfolios may purchase put and call options, in standard contracts traded on national securities exchanges, on securities of issuers which meet the Portfolios' social criteria. These Portfolios will purchase such options only to hedge against changes in the value of securities the Portfolios hold and not for the purposes of speculation or leverage. In buying a put, a Portfolio has the right to sell the security at the exercise price, thus limiting its risk of loss through a decline in the market value of the security until the put expires. The amount of any appreciation in the value of the underlying security will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and any profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs.

         These Portfolios may purchase call options on securities that they may intend to purchase and that meet the Portfolios' social criteria. Such transactions may be entered into in order to limit the risk of a substantial increase in the market price of the security which the Portfolio intends to purchase. Prior to its expiration, a call option may be sold in a closing sale transaction. Any profit or loss from such a sale will depend on whether the amount received is more or less than the premium paid for the call option plus the related transaction costs.

         Covered Options - These Portfolios may write only covered options on equity and debt securities in standard contracts traded on national securities exchanges. For call options, this means that so long as a Portfolio is obligated as the writer of a call option, that Portfolio will own the underlying security subject to the option and, in the case of put options, that Portfolio will, through its custodian, deposit and maintain either cash or securities with a market value equal to or greater than the exercise price of the option.

         When a Portfolio writes a covered call option, the Portfolio gives the purchaser the right to purchase the security at the call option price at any time during the life of the option. As the writer of the option, the Portfolio receives a premium, less a commission, and in exchange foregoes the opportunity to profit from any increase in the market value of the security exceeding the call option price. The premium serves to mitigate the effect of any depreciation in the market value of the security. Writing covered call options can increase the income of the Portfolio and thus reduce declines in the net asset value per share of the Portfolio if securities covered by such options decline in value. Exercise of a call option by the purchaser, however, will cause the Portfolio to forego future appreciation of the securities covered by the option.

         When a Portfolio writes a secured put option, it will gain a profit in the amount of the premium, less a commission, so long as the price of the underlying security remains above the exercise price.
However, the Portfolio remains obligated to purchase the underlying security from the buyer of the put option (usually in the event the price of the security funds below the exercise price) at any time during the option period. If the price of the underlying security falls below the exercise price, the Portfolio may realize a loss in the amount of the difference between the exercise price and the sale price of the security, less the premium received.

         These Portfolios may purchase securities that may be covered by call options solely on the basis of considerations consistent with the investment objectives and policies of the Portfolios. The Portfolio turnover rate may increase through the exercise of a call option; this will generally occur if the market value of a "covered" security increases and the portfolio has not entered into a closing purchase transaction.

         To preserve the Portfolio's status as a regulated investment company under Subchapter M of the Internal Revenue Code, it is the Portfolio's policy to limit any gains on put or call options and other securities held less than three months to less than 30% of a Portfolio's annual gross income.

         Risks Related to Options Transactions - The Portfolios can close out their respective positions in exchange-traded options only on an exchange which provides a secondary market in such options. Although these Portfolios intend to acquire and write only such exchange-traded options for which an active secondary market appears to exist, there can be no assurance that such a market will exist for any particular option contract at any particular time. This might prevent the Portfolios from closing an options position, which could impair the Portfolios' ability to hedge effectively. The inability to close out a call position may have an adverse effect on liquidity because the Portfolio may be required to hold the securities underlying the option until the option expires or is exercised.

         Futures Transactions - These Portfolios may purchase and sell futures contracts ("futures contracts") but only when, in the judgment of the Advisor, such a position acts as a hedge against market changes which would adversely affect the securities held by the Portfolios.
These futures contracts may include, but are not limited to, market index futures contracts and futures contracts based on U.S. Government obligations.

         A futures contract is an agreement between two parties to buy and sell a security on a future date which has the effect of establishing the current price for the security. Although futures contracts by their terms require actual delivery and acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Upon buying or selling a futures contract, the Portfolio deposits initial margin with its custodian, and thereafter daily payments of maintenance margin are made to and from the executing broker. Payments of maintenance margin reflect changes in the value of the futures contract, with the Portfolio being obligated to make such payments if its futures position becomes less valuable and entitled to receive such payments if its positions become more valuable.

         These Portfolios may only invest in futures contracts to hedge their respective existing investment positions and not for income enhancement, speculation or leverage purposes. Although some of the securities underlying the futures contract may not necessarily meet the Portfolios' social criteria, any such hedge position taken by these Portfolios will not constitute a direct ownership interest in the underlying securities.

         Futures contracts have been designed by boards of trade which have been designated "contracts markets" by the Commodity Futures Trading Commission ("CFTC"). As series of a registered investment company, the Portfolios are eligible for exclusion from the CFTC's definition of "commodity pool operator," meaning that the Portfolios may invest in futures contracts under specified conditions without registering with the CFTC. Among these conditions are requirements that each Portfolio invest in futures only for hedging purposes and that the aggregate initial margin on futures contracts and premium on options relating to futures shall not exceed 5% of the Portfolio's assets. Futures contracts trade on contracts markets in a manner that is similar to the way a stock trades on a stock exchange and the boards of trade, through their clearing corporations, guarantee performance of the contracts.

         Options on Futures Contracts - These Portfolios may purchase and write put or call options and sell call options on futures contracts in which a Portfolio could otherwise invest and which are traded on a U.S. exchange or board of trade. The Portfolios may also enter into closing transactions with respect to such options to terminate an existing position; that is, to sell a put option already owned and to buy a call option to close a position where the Portfolio has already sold a corresponding call option.

         The Portfolios may only invest in options on futures contracts to hedge their respective existing investment positions and not for income enhancement, speculation or leverage purposes. Although some of the securities underlying the futures contract underlying the option may not necessarily meet the Portfolios' social criteria, any such hedge position taken by these Portfolios will not constitute a direct ownership interest in the underlying securities.

         An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract-a long position if the option is a call and a short position if the option is a put-at a specified exercise price at any time during the period of the option. The Portfolios will pay a premium for such options purchased or sold. In connection with such options bought or sold, the Portfolios will make initial margin deposits and make or receive maintenance margin payments which reflect changes in the market value of such options. This arrangement is similar to the margin arrangements applicable to futures contracts described above.

         Put Options on Futures Contracts - The purchase of put options on futures contracts is analogous to the sale of futures contracts and is used to protect the portfolio against the risk of declining prices. These Portfolios may purchase put options and sell put options on futures contracts that are already owned by that Portfolio. The Portfolios will only engage in the purchase of put options and the sale of covered put options on market index futures for hedging purposes.

         Call Options on Futures Contracts - The sale of call options on futures contracts is analogous to the sale of futures contracts and is used to protect the portfolio against the risk of declining prices. The purchase of call options on futures contracts is analogous to the purchase of a futures contract. These Portfolios may only buy call options to close an existing position where the Portfolio has already sold a corresponding call option, or for a cash hedge. The Portfolios will only engage in the sale of call options and the purchase of call options to cover for hedging purposes.

         Writing Call Options on Futures Contracts - The writing of call options on futures contracts constitutes a partial hedge against declining prices of the securities deliverable upon exercise of the futures contract. If the futures contract price at expiration is below the exercise price, the Portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Portfolio's securities holdings.

         Risks of Options and Futures Contracts - If one of these Portfolios has sold futures or takes options positions to hedge its portfolio against decline in the market and the market later advances, the Portfolio may suffer a loss on the futures contracts or options which it would not have experienced if it had not hedged. Correlation is also imperfect between movements in the prices of futures contracts and movements in prices of the securities which are the subject of the hedge. Thus the price of the futures contract or option may move more than or less than the price of the securities being hedged. Where a Portfolio has sold futures or taken options positions to hedge against decline in the market, the market may advance and the value of the securities held in the Portfolio may decline. If this were to occur, the Portfolio might lose money on the futures contracts or options and also experience a decline in the value of its portfolio securities. However, although this might occur for a brief period or to a slight degree, the value of a diversified portfolio will tend to move in the direction of the market generally.

         The Portfolios can close out futures positions only on an exchange or board of trade which provides a secondary market in such futures. Although the Portfolios intend to purchase or sell only such futures for which an active secondary market appears to exist, there can be no assurance that such a market will exist for any particular futures contract at any particular time. This might prevent the Portfolios from closing a futures position, which could require a Portfolio to make daily cash payments with respect to its position in the event of adverse price movements.

         Options on futures transactions bear several risks apart from those inherent in options transactions generally. The Portfolios' ability to close out their options positions in futures contracts will depend upon whether an active secondary market for such options develops and is in existence at the time the Portfolios seek to close their positions. There can be no assurance that such a market will develop or exist. Therefore, the Portfolios might be required to exercise the options to realize any profit.

Foreign  Currency   Transactions  (Not  applicable  to  CRI  Money  Market
Portfolio)

         Forward Foreign Currency Exchange Contracts. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days ("Term") from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded directly between currency traders (usually large commercial banks) and their customers.

         The Portfolios will not enter into such forward contracts or maintain a net exposure in such contracts where it would be obligated to deliver an amount of foreign currency in excess of the value of its portfolio securities and other assets denominated in that currency. The Advisors and Subadvisors believes that it is important to have the flexibility to enter into such forward contract when it determines that to do so is in a Portfolio's best interests.

         Foreign Currency Options (Not applicable to CRI Money Market or Balanced Portfolios).
A foreign currency option provides the option buyer with the right to buy or sell a stated amount of foreign currency at the exercise price on or before a specified date. A call option gives its owner the right, but not the obligation, to buy the currency, while a put option gives its owner the right, but not the obligation, to sell the currency. The option seller buyer may close its position any time prior to expiration of the option period. A call rises in value if the underlying currency appreciates. Conversely, a put rises in value if the underlying currency depreciates. Purchasing a foreign currency option can protect a Portfolio against adverse movement in the value of a foreign currency.

         Foreign Currency Futures Transactions. The Portfolio may use foreign currency futures contracts and options on such futures contracts. Through the purchase or sale of such contracts, it may be able to achieve many of the same objectives attainable through the use of foreign currency forward contracts, but more effectively and possibly at a lower cost.

         Unlike forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currency futures contracts are standardized as to amount and delivery period and are traded on boards of trade and commodities exchanges. It is anticipated that such contracts may provide greater liquidity and lower cost than forward foreign currency exchange contracts.

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                         INVESTMENT RESTRICTIONS
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CRI BALANCED

Fundamental Investment Restrictions

         The Portfolio has adopted the following investment restrictions which, together with the foregoing investment objectives and fundamental policies, cannot be changed without the approval of the holders of a majority of the outstanding shares of the Portfolio. As defined in the Investment Company Act of 1940, this means the lesser of the vote of (a) 67% of the shares of the Portfolio at a meeting where more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio. Shares have equal rights as to voting, except that only shares of a Portfolio are entitled to vote on matters affecting only that Portfolio (such as changes in investment objective, policies or restrictions).

The Portfolio may not:

         1. Issue senior securities (except that it may borrow money as described in restriction 11 below).
         2. With respect to at least 75% of the value of its total assets, invest more than 5% of its total assets in the securities (other than securities issued or guaranteed by the United States Government or its agencies or instrumentalities) of any one issuer (including repurchase agreements with any one bank).
         3. Purchase more than either (1) 10% in principal amount of the outstanding debt securities of an issuer, or (ii) 10% of the outstanding voting securities of an issuer, except that such restrictions shall not apply to securities issued or guaranteed by the United States Government or its agencies or instrumentalities.
         4. Invest more than 25% of its total assets in the securities of issuers primarily engaged in the same industry. For purposes of this restriction, gas, gas transmission, electric, water, and telephone utilities each will be considered a separate industry. This restriction does not apply to obligations of domestic branches of domestic banks or savings and loan associations or to obligations issued or guaranteed by the United States Government, its agencies or instrumentalities.
         5. Invest in companies for the purpose of exercising control (along or together with the other Portfolios).
         6. Purchase securities of other investment companies, [except in connection with a trustee's/director's deferred compensation plan, as long as there is no duplicaton of advisory fees; or] except in connection with a merger, consolidation, acquisition or reorganization, or by purchase in the open market of securities of closed-end investment companies where no underwriter or dealer's commission or profit, other than customary broker's commission, is involved, if immediately thereafter the Portfolio would own: (a) securities of investment companies having an aggregate value in excess of 10% of such Portfolio's total assets; (b) more than 3% of the outstanding voting stock of the investment company; or (c) securities of the investment company having an aggregate value in excess of 5% of the Portfolio's total assets.
         7. Purchase or sell interests in oil, gas or other mineral exploration or development programs, commodities, commodity contracts, real estate mortgage loans, except that each Portfolio may purchase securities of issuers which invest or deal in any of the above, and except that each Portfolio may invest in securities that are secured by real estate or real estate mortgages. This restriction does not apply to obligations issued or guaranteed by the United States Government, its agencies or instrumentalities.
         8. Purchase any securities on margin (except that the Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities) or make short sales of securities or maintain a short position.
         9. Make loans, except as provided in (10) below or through the purchase of obligations in private placements or by entering into repurchase agreements (the purchase of publicly-traded obligations are being considered the making of a loan).
         10. Lend its securities in excess of 10% of its total assets, provided that such loan shall be made in accordance with the guidelines set forth below under "Lending of Portfolio Securities."
         11. Borrow amounts in excess of 10% of its total assets taken at market value at the time of the borrowing, and then only from banks as a temporary measure for extraordinary or emergency purposes, or to meet redemption requests that might otherwise require the untimely disposition of securities, and not for investment or leveraging, except by entering into reverse repurchase agreements. Borrowings and reverse repurchase agreements combined will not exceed 1/3 of a Portfolio' total assets, and additional investments will not be made by a Portfolio if borrowings exceed 5% of its total assets.
         12. Mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by such Portfolio except as may be necessary in connection with reverse repurchase agreements or borrowings mentioned in (11) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of such Portfolio' total assets. In order to comply with certain state statutes, such Portfolio will not, as a matter of operating policy, mortgage, pledge or hypothecate its securities to the extent that at any time the percentage of the value of pledged securities plus the maximum sales charge will exceed 10% of the value of such Portfolio shares at the maximum offering price.
         13. Underwrite securities of other issuers except insofar as the Portfolio may be deemed an underwriter under the Securities Act of 1933 in selling shares of each Portfolio, and except as it may be deemed such in a sale of restricted securities.
         14. Write, purchase or sell puts, calls or combinations thereof, except in connection with when-issued securities.
         15. Invest in securities of foreign issuers if at the time of acquisition more than 10% of its total assets taken at market value at the time of the investment, would be invested in such securities.
         16. Participate on a joint (or a joint and several) basis in any trading account in securities (but this does not prohibit the "bunching" of orders for the sale or purchase of Portfolio securities with the other Portfolio or with other accounts advised or sponsored by the Investment Advisor or any of its affiliates to reduce brokerage commissions or otherwise to achieve best overall execution; see "Investment Advisor," below):
         17. Purchase or retain the securities of any issuer, if, to the knowledge of the Portfolio, officers and directors of the Portfolio, the Investment Advisor, or any subsidiary thereof, each owning beneficially more than 1/2 of 1% of the securities of such issuer, own in the aggregate more than 5% of the securities of such issuer.
         18. Invest more than 10% of its total assets in repurchase agreements maturing in more than seven days and other illiquid investments.

         To  comply  with  certain  state  investment  restrictions,   the
Portfolio will not, as a matter of operating policy, permit any Portfolio to purchase or otherwise acquire the securities of any issuer, other than securities issued or guaranteed as to principal and interest by the United States, if immediately after such purchase or acquisition the value of such investment, together with prior investments of that Portfolio in the securities of such issuer, would exceed 10% of the value of the Portfolio's assets. The Portfolio may change or modify this policy only if the Portfolio obtains a waiver of the applicable requirement from the commissioner of insurance of the state imposing the requirement.

CRI MONEY MARKET, BOND, EQUITY AND GLOBAL

Fundamental Investment Restrictions

         The Portfolios have adopted the following investment restrictions which, together with the foregoing investment objectives and fundamental policies, cannot be changed without the approval of the holders of a majority of the outstanding shares of the Portfolio. As defined in the Investment Company Act of 1940, this means the lesser of the vote of (a) 67% of the shares of the Portfolio at a meeting where more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio. Shares have equal rights as to voting, except that only shares of a Portfolio are entitled to vote on matters affecting only that Portfolio (such as changes in investment objective, policies or restrictions).

None of these Portfolios may:

         1. With respect to 75% of assets, purchase securities of any issuer (other than obligations of, or guaranteed by, the United States Government, its agencies or instrumentalities) if, as a result, more than 5% of the value of its total assets would be invested in securities of that issuer.
         2. Concentrate more than 25% of the value of its assets in any one industry; provided, however, that there is no limitation with respect to investments in obligations issued or guaranteed by the United States Government or its agencies and instrumentalities, and repurchase agreements secured thereby or with respect to investments in money market instruments of banks.
         3. Purchase more than 10% of the outstanding voting securities of any issuer.
         4. Make loans other than through the purchase of money market instruments and repurchase agreements or by the purchase of bonds, debentures or other debt securities. The purchase by the Portfolio of all or a portion of an issue of publicly or privately distributed debt obligations in accordance with its investment objective, policies and restrictions, shall not constitute the making of a loan.
         5. Underwrite the securities of other issuers, except to the extent that in connection with the disposition of its portfolio securities, the Portfolio may be deemed to be an underwriter.
         6. Purchase from or sell to any of the Fund's officers or Directors, or firms of which any of them are members, any securities (other than capital stock of the Portfolio), but such persons or firms may act as brokers for the Portfolio for customary commissions.
         7. Borrow money, except from banks for temporary or emergency purposes and then only in an amount up to 10% of the value of the Portfolio's total assets and except by engaging in reverse repurchase agreements;
         provided, however, that it may only engage in reverse repurchase agreements so long as, at the time it enters into a reverse repurchase agreement, the aggregate proceeds from outstanding reverse repurchase agreements, when added to other outstanding borrowings permitted by this section, do not exceed 33 1/3% of the Portfolio's total assets. In order to secure any permitted borrowings and reverse repurchase agreements under this section, the Portfolio may pledge, mortgage or hypothecate its assets.
         8. Make short sales of securities or purchase any securities on margin except that the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities. The deposit or payment by the Portfolio of initial or maintenance margin in connection with financial futures contracts or related options transactions is not considered the purchase of a security on margin.
         9. Write, purchase or sell puts, calls or combinations thereof except that the Portfolio may (a) write exchange-traded covered call options on portfolio securities and enter into closing purchase transactions with respect to such options, and the Portfolio may write exchange-traded covered call options on foreign currencies and secured put options on securities and foreign currencies and write covered call and secured put options on securities and foreign currencies traded over the counter, and enter into closing purchase transactions with respect to such options, (b) purchase exchange-traded call options and put options and purchase call and put options traded over the counter, provided that the premiums on all outstanding call and put options do not exceed 5% of its total assets, and enter into closing sale transaction with respect to such options, and (c) engage in financial futures contracts and related options transactions, provided that the sum of the initial margin deposits on the Portfolio's existing futures and related options positions and the premiums paid for related options would not exceed 5% of its total assets.
         10. Invest for the purpose of exercising control or management of another issuer.
         11. Invest in commodities, commodities futures contracts, or real estate, although it may invest in securities which are secured by real estate or real estate mortgages and securities of issuers which invest or deal in commodities, commodity futures, real estate or real estate mortgages and provided that it may purchase or sell stock index futures, foreign currency futures, interest rate futures and options thereon.
         12. Purchase or retain securities issued by investment companies except to the extent permitted by the Investment Company Act of 1940, as amended; or in connection with a trustee's/director's deferred compensation plan, as long as there is no duplicaton of advisory fees.

Nonfundamental Investment Restrictions

         CRI Money Market, Bond, Equity and Global have adopted the following operating (i.e., non-fundamental) investment policies and restrictions which may be changed by the Board of Directors without shareholder approval. None of these Portfolios may:

         1. Purchase the securities of any issuer with less than three years' continuous operation if, as a result, more than 5% of the value of its total assets would be invested in securities of such issuers.
         2. Purchase illiquid securities if more than 15% of the value of a Portfolio's net assets would be invested in such securities. A Portfolio may buy and sell rewrites outside the U.S. that are not registered with the SEC or marketable in the U.S.
         3. Purchase or retain securities of any issuer if the officers, directors of the Portfolio or its Advisors, owning beneficially more than 1/2 of 1% of the securities of such issuer, together own beneficially more than 5% of such issuer's securities.
         4. Invest in warrants if more than 5% of the value of the Portfolio's net assets would be invested in such securities.
         5. Invest in interests in oil, gas, or other mineral exploration or development programs or leases although it may invest in securities of issuers which invest in or sponsor such programs.

         Any investment restriction that involves a maximum percentage of securities or assets will not be considered to be violated unless an excess over the applicable percentage occurs immediately after an acquisition of securities or utilization of assets, and the excess is attributable to that event.

CRI STRATEGIC GROWTH

Fundamental Investment Restrictions

         The Portfolio has adopted the following investment restrictions which cannot be changed without the approval of the holders of a majority of the outstanding shares of the Portfolio. As defined in the Investment Company Act of 1940, this means the lesser of the vote of (a) 67% of the shares of the Fund at a meeting where more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio. The Portfolio may not:

         1. With respect to 50% of its assets, purchase securities of any issuer (other than obligations of, or guaranteed by, the United States Government, its agencies or instrumentalities) if, as a result, more than 5% of the value of its total assets would be invested in securities of that issuer. (The remaining 50% of its total assets may be invested without restriction except to the extent other investment restrictions may be applicable).
         2. Concentrate 25% or more of the value of its assets in any one industry; provided, however, that there is no limitation with respect to investments in obligations issued or guaranteed by the United States Government or its agencies and instrumentalities, and repurchase agreements secured thereby.
         3.       Make  loans  of  more  than  one-third  of  the
         assets of the Fund, or as permitted by law. The purchase by the Fund of all or a portion of an issue of publicly or privately distributed debt obligations in accordance with its investment objective, policies and restrictions, shall not constitute the making of a loan.
         4. Underwrite the securities of other issuers, except as permitted by the Board of Trustees within applicable law, and except to the extent that in connection with the disposition of its portfolio securities, the Fund may be deemed to be an underwriter.
         5. Purchase from or sell to any of the Fund's officers or trustees, or companies of which any of them are directors, officers or employees, any securities (other than shares of beneficial interest of the Fund), but such persons or firms may act as brokers for the Fund for customary commissions.
         6. Except as required in connection with permissible options, futures and commodity activities of the Fund, invest in commodities, commodity futures contracts, or real estate, although it may invest in securities which are secured by real estate or real estate mortgages and securities of issuers which invest or deal in commodities, commodity futures, real estate or real estate mortgages and provided that it may purchase or enter into futures contracts and options on futures contracts, foreign currency futures, interest rate futures and options thereon.

Nonfundamental Investment Restrictions

         The Portfolio has adopted the following operating (i.e., non-fundamental) investment policies and restrictions which may be changed by the Board of Trustees without shareholder approval. The Portfolio may not:

         7. Purchase the securities of any issuer with less than three years continuous operation if, as a result, more than 5% of the value of its total assets would be invested in securities of such issuers.
         8. Invest, in the aggregate, more than 15% of its net assets in illiquid securities. Purchases of securities outside the U.S. that are not registered with the SEC or marketable in the U.S. are not per se illiquid.
         9. Invest, in the aggregate, more than 5% of its net assets in the securities of issuers restricted from selling to the public without registration under the Securities Act of 1933, excluding restricted securities eligible for resale pursuant to Rule 144A under that statute.
         10. Purchase or retain securities of any issuer if the officers, Trustees of the Fund or its Advisors, owning beneficially more than 1/2 of 1% of the securities of such issuer, together own beneficially more than 5% of such issuer's securities.
         11. Invest in warrants if more than 5% of the value of the Fund's net assets would be invested in such securities.
         12. Invest in interests in oil, gas, or other mineral exploration or development programs or leases although it may invest in securities of issuers which invest in or sponsor such programs.
         13. Borrow money in an amount exceeding one-third of the Fund's total assets, or as permitted by law. In order to secure any permitted borrowings under this section, the Fund may pledge, mortgage or hypothecate its assets.
         14. Invest for the purpose of exercising control or management of another issuer.
         15. Invest in the shares of other investment companies, except as permitted by the 1940 Act or pursuant to Calvert's nonqualified deferred compensation plan adopted by the Board of Trustees.
         16. Purchase more than 10% of the outstanding voting securities of any issuer.

         For purposes of the Portfolio's concentration policy contained in restriction (2), above, the Portfolio intends to comply with the SEC staff position that securities issued or guaranteed as to principal and interest by any single foreign government are considered to be securities of issuers in the same industry.

CRI CAPITAL ACCUMULATION

Fundamental Investment Restrictions

         The Portfolio has adopted the following investment restrictions which cannot be changed without the approval of the holders of a majority of the outstanding shares of the Portfolio. As defined in the Investment Company Act of 1940, this means the lesser of the vote of (a) 67% of the shares of the Fund at a meeting where more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio. The Portfolio may not:

         1. With respect to 50% of its assets, purchase securities of any issuer (other than obligations of, or guaranteed by, the United States Government, its agencies or instrumentalities) if, as a result, more than 5% of the value of its total assets would be invested in securities of that issuer. The remaining 50% of its total assets may be invested without restriction, except as disclosed elsewhere in the Prospectus or SAI and except that no more than 25% may be invested in the securities of any one issuer.
         2. Concentrate 25% or more of the value of its assets in any one industry; provided, however, that there is no limitation with respect to investments in obligations issued or guaranteed by the United States Government or its agencies and instrumentalities, and repurchase agreements secured thereby.
         3. Make loans of more than one-third of the assets of the Portfolio, or as permitted by law. The purchase by the Portfolio of all or a portion of an issue of publicly or privately distributed debt obligations in accordance with its investment objective, policies and restrictions, shall not constitute the making of a loan.
         4. Underwrite the securities of other issuers, except as permitted by the Board of Directors within applicable law, and except to the extent that in connection with the disposition of its portfolio securities, the Fund may be deemed to be an underwriter.
         5. Purchase from or sell to any of the Fund's officers or directors, or companies of which any of them are directors, officers or employees, any securities (other than shares of beneficial interest of the Portfolio), but such persons or firms may act as brokers for the Fund for customary commissions.
         6. Except as required in connection with permissible options, futures and commodity activities of the Portfolio, invest in commodities, commodity futures contracts, real estate or real estate limited partnerships, although it may invest in securities which are secured by real estate or real estate mortgages and securities of issuers which invest or deal in commodities, commodity futures, real estate or real estate mortgages and provided that it may purchase or sell stock index futures, foreign currency futures, interest rate futures and options thereon.
         7. Invest in the shares of other investment companies, except as permitted by the 1940 Act or other applicable law, or pursuant to Calvert's nonqualified deferred compensation plan adopted by the Board of Directors in an amount not to exceed 10% or as permitted by law.
         8. Purchase more than 10% of the outstanding voting securities of any issuer.

Nonfundamental Investment Restrictions

         Capital Accumulation has adopted the following operating (i.e., nonfundamental) investment policies and restrictions which may be changed by the Board of Directors without shareholder approval. The Fund may not:

         9. Purchase the securities of any issuer with less than three years' continuous operation if, as a result, more than 5% of the value of its total assets would be invested in securities of such issuers.
         10. Invest, in the aggregate, more than 15% of its net assets in illiquid securities. Purchases of securities outside the U.S. that are not registered with the SEC or marketable in the U.S. are not per se illiquid.
         11. Invest, in the aggregate, more than 5% of its net assets in the securities of issuers restricted from selling to the public without registration under the Securities Act of 1933, excluding restricted securities eligible for resale pursuant to Rule 144A under that statute. Purchases of securities outside the U.S. that are not registered with the SEC or marketable in the U.S. are not per se restricted.
         12. Make short sales of securities or purchase any securities on margin except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities. The depositor payment by the Fund of initial or maintenance margin in connection with financial futures contracts or related options transactions is not considered the purchase of a security on margin.
         13. Purchase or retain securities of any issuer if the officers, Directors of the Fund or its Advisors, owning beneficially more than 1/2 of 1% of the securities of such issuer, together own beneficially more than 5% of such issuer's securities.
         14. Invest in warrants if more than 5% of the value of the Portfolio's net assets would be invested in such securities.
         15. Invest in interests in oil, gas, or other mineral exploration or development programs or leases although it may invest in securities of issuers which invest in or sponsor such programs.
         16. Borrow money, except from banks for temporary or emergency purposes, and then only in an amount not to exceed one-third of the Portfolio's total assets, or as permitted by law. In order to secure any permitted borrowings under this section, the Portfolio may pledge, mortgage or hypothecate its assets.
         17. Invest for the purpose of exercising control or management of another issuer.

         For purposes of the Portfolio's concentration policy contained in restriction (2), above, the Fund intends to comply with the SEC staff position that securities issued or guaranteed as to principal and interest by any single foreign government are considered to be securities of issuers in the same industry.

         Any investment restriction which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the applicable percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

Virginia Law Restrictions

         In addition to the investment restrictions described above, the Portfolios will comply with restrictions contained in the current Virginia Insurance Laws in order that the assets of the Variable Accounts may be invested in Portfolio shares. The Virginia Insurance
Laws currently permit the Variable Accounts to invest in Portfolio shares without restricting the Portfolios' investments. However, those laws or their interpretation may change.

Lending of Portfolio Securities

         Subject to the investment restrictions above, a Portfolio may lend its securities to brokers, dealers and financial institutions and receive as collateral cash or United States Treasury securities. At all times while the loan is outstanding, collateral will be maintained in amounts equal to at least 100% of the current market value of the loaned securities. Any cash collateral will be invested in short-term securities, which will increase the current income the Portfolio lending its securities. Such loans will be terminable by the Portfolio at any time and will not be made to affiliates of the Portfolio. The Portfolio will have the right to regain record ownership of loaned securities to exercise beneficial rights such as voting rights, subscription rights and rights to dividends, interest or other distributions. The Portfolio may pay reasonable fees to persons unaffiliated with the Portfolio for arranging loans. The dividends, interest and other distributions received by the Portfolio on loaned securities, for tax purposes, may be treated as income other than qualified income for purposes of the 90% test discussed below under "Taxes." The Portfolios intend to lend their securities only to the extent that such activity does not jeopardize their qualification as a regulated investment company under certain provisions of the Internal Revenue Code. Loans of securities will be made only to firms that the Investment Advisor deems creditworthy. However, as with any extensions of credit, there are risks of delay in recovery and even loss of rights in the collateral should the borrower of securities fail financially.

When-Issued and Delayed Delivery Securities

         From time to time, in the ordinary course of business, each Portfolio may purchase securities on a when-issued or delayed delivery basis -- that is, delivery and payment can take place a month or more after the date of the transactions. The securities purchased in this manner are subject to market fluctuation and no interest accrues to the purchaser during this period. At the time a Portfolio makes a commitment to purchase securities on a when-issued or delayed delivery basis, the price is fixed and the Portfolio will record the transaction and thereafter reflect the value, each day, of the security in determining the net asset value of the Portfolio. At the time of delivery of the securities, the value may be more or less than the purchase price.

         The Portfolio will enter commitments for when-issued or delayed delivery securities only when it intends to acquire the securities. Accordingly, each Portfolio will establish a segregated account with the Portfolio's custodian bank in which it will maintain cash or cash equivalents or other portfolio securities equal in value to commitments for such when-issued or delayed delivery securities. Subject to this restriction, a Portfolio may purchase these securities without limit.

--------------------------------------------------------------------------
                       INVESTMENT SELECTION PROCESS
--------------------------------------------------------------------------

         Investments in the Portfolios are selected on the basis of their ability to contribute to the dual objective of the Portfolios. The Subadvisors have each developed a number of techniques for evaluating the performance of issuers in each of these areas. The primary sources of information are reports published by the issuers themselves, the reports of public agencies, and the reports of groups which monitor performance in particular areas. These sources of information are sometimes augmented with direct interviews or written questionnaires addressed to the issuers. It should be recognized, however, that there are few generally accepted measures by which achievement in these areas can be readily distinguished; therefore, the development of suitable measurement techniques is largely within the discretion and judgment of the Advisors and Subadvisors of the Portfolio.

         In making investment selections, each Portfolio Manager determines and evaluates the appropriate portfolio composition on the basis of asset prices and the perceived consequences and probabilities of various economic outcomes that it deems possible. It then evaluates numerous individual securities as candidates to fulfill the Portfolio's investment objective and policies. Securities remain candidates for inclusion in the Portfolios only if their prices and other characteristics indicate that they have the potential to perform in a way that is representative of their class of securities under the different economic outcomes considered more probable by the Advisor or Subadvisor.

         Candidates for inclusion in any particular class of assets are then examined according to the social criteria. The issuers are classified into three categories of suitability under the social criteria. In the first category are those issuers which exhibit unusual positive accomplishment with respect to some of the criteria and do not fail to meet minimum standards with respect to the remaining criteria. To the greatest extent possible, investment selections are made from this group. In the second category are those issuers which meet minimum standards with respect to all the criteria but do not exhibit outstanding accomplishment with respect to any criterion. This category includes issuers which may lack an affirmative record of accomplishment in these areas but which are not known by the Advisor or Subadvisor to violate any of the social criteria. The third category under the social criteria consists of issuers which flagrantly violate, or have violated, one or more of those values, for example, a company which repeatedly engages in unfair labor practices. The Portfolios will not knowingly purchase the securities of issuers in this third category.

         It should be noted that the Portfolios' social criteria tend to limit the availability of investment opportunities more than is customary with other investment companies. The Advisor and Subadvisors, however, believe that within the first and second categories there are sufficient investment opportunities to permit full investment among issuers that satisfy the Portfolios' social investment objective.

         To the greatest extent possible, the same social criteria is applied to the purchase of non-equity securities as to equity investments. Bank certificates of deposit, commercial paper, repurchase agreements, and corporate bonds are judged in the same way as a prospective purchase of the bank's or issuing company's common stock. The Portfolios may invest, however, in certificates of deposit of banks and savings and loan associations in which the Portfolios would not otherwise invest because such institutions have assets of $1 billion or less, but generally only to the extent all such investments are fully insured as to principal by the Federal Deposit Insurance Corporation.

         Obligations issued by the U.S. Treasury, such as U.S. Treasury bills, notes and bonds, are supported by the full faith and credit of the U.S. Government. Certain obligations issued or guaranteed by a U.S. Government agency or instrumentality are supported by the full faith and credit of the U.S. Government. These include obligations issued by the Export-Import Bank, Farmers Home Administration, Government National Mortgage Association, Postal Service, Merchant Marine, and Washington Metropolitan Area Transit Authority. The Portfolios may also invest in other U.S. Government agency or instrumentality obligations which are supported only by the credit of the agency or instrumentality and may be further supported by the right of the issuer to borrow from the U.S. Treasury. Such obligations include securities issued by the Bank for Cooperatives, Federal Intermediate Credit Bank, Federal Land Bank, Federal Home Loan Bank, Federal Home Loan Mortgage Corporation, and Federal National Mortgage Association.

--------------------------------------------------------------------------
                            PORTFOLIO TURNOVER
--------------------------------------------------------------------------

         Each   Portfolio  has  a  different   expected   annual  rate  of
portfolio turnover. Portfolio turnover is defined as the lesser of annual purchases or sales of portfolio securities divided by the monthly average of the value of the Portfolios' securities (excluding from the computation all securities, including options, with maturities or expiration dates at the time of acquisition of one year or less). A high rate of portfolio turnover generally involves correspondingly greater brokerage commission expenses, which must be borne directly by the Portfolio. Notwithstanding increased brokerage commission expenses, particular holdings may be sold at any time if investment judgment or Portfolio operations make a sale advisable.

         Under normal circumstances the turnover rate can be expected to be between 50% and 150%. For the fiscal years 1992, 1993, and 1994, the portfolio turnover rates for CRI Balanced were 15%, 14%, and 43%, respectively. For the same time periods, the portfolio turnover rates for CRI Capital Accumulation were 2%, 26%, and 79% respectively. For the 1992 period since inception (June 30, 1992) to December 31, 1992, and fiscal years 1993 and 1994, the portfolio turnover rates for the Bond series were 56%, 57%, and 12%, respectively. For the same time periods, the portfolio turnover rates for the Equity series were 7%, 4%, and 115%, respectively. For the same time periods, the portfolio turnover rates for the Global Equity series were 0%, 64%, and 84%, respectively.

         No Portfolio turnover rate can be calculated for CRI Money Market due to the short maturities of the instruments purchased. Portfolio turnover should not affect the income or net asset value of CRI Money Market because brokerage commissions are not normally charged on the purchase or sale of money market instruments.

--------------------------------------------------------------------------
                    PURCHASE AND REDEMPTION OF SHARES
--------------------------------------------------------------------------

         The Portfolios continuously offer their shares at prices equal to the respective net asset values of the Portfolios determined in the manner set forth below under "Determination of Net Asset Value." The Portfolios offer their shares, without sales charge, only for purchase by various Insurance Companies for allocation to their Variable Accounts. It is conceivable that in the future it may be disadvantageous for both annuity Variable Accounts and life insurance Variable Accounts of different Insurance Companies, to invest simultaneously in the Portfolios, although currently neither the Insurance Companies nor the Portfolio foresee any such disadvantages to either variable annuity or variable life insurance policy holders of any Insurance Company. The Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between such policyholders and to determine what action, if any, should be taken in response to any conflicts.

         The Portfolios are required to redeem all full and fractional shares for cash. The redemption price is the net asset value per share, which may be more or less than the original cost, depending on the investment experience of the Portfolio. Payment for shares redeemed will generally be made within seven days after receipt of a proper notice of redemption. The right to redeem shares or to receive payment with respect to any redemption may only be suspended for any period during which (a) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or the Exchange is is closed for other than weekends and holidays; (b) an emergency exists, as determined by the Securities and Exchange Commission, as a result of which disposal of Portfolio securities or determination of the net asset value of a Portfolio is not practicable; or (c) the Securities and Exchange Commission by order permits postponement for the protection of shareholders.

--------------------------------------------------------------------------
                     DETERMINATION OF NET ASSET VALUE
--------------------------------------------------------------------------

         The net asset value of the shares of each Portfolio of the Fund is determined by adding the values of all securities and other assets of the Portfolio, subtracting liabilities and expenses, and dividing by the number of shares of the Portfolio outstanding. Expenses are accrued daily, including the investment advisory fee. CRI Money Market attempts to maintain a constant net asset value of $1.00 per share; the net asset values of CRI Balanced, Equity, Global, Bond and Capital Accumulation fluctuate based on the respective market value of the Portfolio's investments. The net asset value per share of each of the Portfolios is determined every business day as of the close of the regular session of the New York Stock Exhcange (generally 4:00 p.m. Eastern time), and at such other times as may be necessary or appropriate. The Portfolios do not determine net asset value on certain national holidays or other days on which the New York Stock Exchange is closed: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Each Portfolio's net asset value per share is determined by dividing that Portfolio's total net assets (the value of its assets net of liabilities, including accrued expenses and fees) by the number of shares outstanding.

         The assets of CRI Balanced, Equity, Global Equity, Bond, Capital Accumulation and Strategic Growth are valued as follows: (a) securities for which market quotations are readily available are valued at the most recent closing price, mean between bid and asked price, or yield equivalent as obtained from one or more market makers for such securities; (b) securities maturing within 60 days may be valued at cost, plus or minus any amortized discount or premium, unless the Board of Directors determines such method not to be appropriate under the circumstances; and (c) all other securities and assets for which market quotations are not readily available will be fairly valued by the Advisor in good faith under the supervision of the Board of Directors. Securities primarily traded on foreign securities exchanges are generally valued at the preceding closing values on their respective exchanges where primarily traded. Equity options are valued at the last sale price unless the bid price is higher or the asked price is lower, in which event such bid or asked price is used. Exchange traded fixed income options are valued at the last sale price unless there is no sale price, in which event current prices provided by market makers are used. Over-the-counter fixed income options are valued based upon current prices provided by market makers. Financial futures are valued at the settlement price established each day by the board of trade or exchange on which they are traded. Because of the need to obtain prices as of the close of trading on various exchanges throughout the world, the calculation of the Portfolio's net asset value does not take place for contemporaneously with the determination of the prices of U.S. portfolio securities. For purposes of determining the net asset value all assets and liabilities initially expressed in foreign currency values will be converted into United States dollar values at the mean between the bid and offered quotations of such currencies against United States dollars at last quoted by any recognized dealer. If an event were to occur after the value of an investment was so established but before the net asset value per share was determined which was likely to materially change the net asset value, then the instrument would be valued using fair value consideration by the Directors or their delegates.

         CRI Money Market's assets, including securities subject to repurchase agreements, are normally valued at their amortized cost which does not take into account unrealized capital gains or losses. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price that would be received upon sale of the instrument.

         Rule 2a-7 under the Investment Company Act of 1940 permits CRI Money Market's assets to be valued at amortized cost if the Portfolio maintains a dollar-weighted average maturity of 90 days or less and only purchases obligations having remaining maturities of thirteen months or less. Rule 2a-7 requires, as a condition of its use, that CRI Money Market invest only in obligations determined by the Directors to be of good quality with minimal credit risks and requires the Directors to establish procedures designed to stabilize, to the extent reasonably possible, the Portfolio's price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures include review of the Portfolio's investment holdings by the Directors, at such intervals as they may deem appropriate, to determine whether the Portfolio's net asset value calculated by using available market quotations or equivalents deviates from $1.00 per share based on amortized cost. If such deviation exceeds 0.50%, the Directors will promptly consider what action, if any, will be initiated. In the event the Directors determine that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, the Directors will take such corrective action as they regard as necessary and appropriate, including: the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; the withholding of dividends or payment of distributions from capital or capital gains; redemptions of shares in kind; or the establishment of a net asset value per share based upon available market quotations.

--------------------------------------------------------------------------
                                  TAXES
--------------------------------------------------------------------------

         In 1994 the  Portfolios  qualified,  and in 1995  the  Portfolios intend to qualify, as a "regulated investment company" under the provisions of Subchapter M of the Internal Revenue Code (the "Code"). To qualify for treatment as a regulated investment company, each Portfolio must, among other things, have assets that meet certain requirements specified in the Code and (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains (without deduction for losses) from the sale or other disposition of stock or securities, and (ii) derive less than 30% of its gross income in each taxable year from gains (without deduction for losses) from the sale or other disposition of stock or securities held less than three months. If the Portfolio distributes substantially all of its net ordinary and capital gains income, the Portfolio qualifies as a regulated investment company and is relieved from paying federal income tax on amounts distributed. Each Portfolio will be taxed as a separate entity.

         Since the shareholders of the Portfolios are Insurance Companies, this Statement of Additional Information does not contain a discussion of the federal income tax consequences at the shareholder level. For information concerning the federal tax consequences to purchasers of annuity or life insurance policies, see the prospectus for the policies.

--------------------------------------------------------------------------
                  CALCULATION OF YIELD AND TOTAL RETURN
--------------------------------------------------------------------------

CRI Money Market: Yield

         From time to time CRI Money Market advertises its "yield" and "effective yield." Both yield figures are based on historical earnings and are not intended to indicate future performance. The "yield" of CRI Money Market refers to the actual income generated by an investment in the Portfolio over a particular base period of time. If the base period is less than one year, the yield is then "annualized." That is, the net change, exclusive of capital changes, in the value of a share during the base period is divided by the net asset value per share at the beginning of the period, and the result is multiplied by 365 and divided by the number of days in the base period. Capital changes excluded from the calculation of yield are: (1) realized gains and losses from the sale of securities, and (2) unrealized appreciation and depreciation. CRI Money Market's "effective yield" for a seven-day period is its annualized compounded yield during the period, calculated according to the following formula:

          Effective yield = [(base period return) + 1]365/7 minus 1

         For the seven-day period ended December 31, 1994, CRI Money Market's yield was 6.00% and its effective yield was 6.18%.

         The yield of the Money Market Portfolio will fluctuate in response to changes in interest rates and general economic conditions, portfolio quality, portfolio maturity, and operating expenses. Yield is not fixed or insured and therefore is not comparable to a savings or other similar type of account. Yield during any particular time period should not be considered an indication of future yield. It is, however, useful in evaluating a Portfolio's performance in meeting its investment objective.

CRI Bond: Yield

         CRI Bond may also advertise yield from time to time. Yield quotations are historical and are not intended to indicate future performance. Yield quotations for the Bond Portfolio refer to the aggregate imputed yield-to-maturity of each of the Portfolio's investments based on the market value as of the last day of a given thirty-day or one-month period, less accrued expenses (net of reimbursement), divided by the average daily number of outstanding shares entitled to receive dividends times the maximum offering price on the last day of the period, compounded on a "bond equivalent," or semiannual, basis. The Bond Portfolio's yield is computed according to the following formula:

                           Yield = 2[(+1)6 - 1]

where a = dividends and interest earned during the period using the aggregate imputed yield-to maturity for each of the Portfolio's investments as noted above; b = expenses accrued for the period (net of reimbursement); c = the average daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period. For the 30 days ended December 31, 1994, CRI Bond's yield was 6.84%.

         The yield of the Bond Portfolio will fluctuate in response to changes in interest rates and general economic conditions, portfolio quality, portfolio maturity, and operating expenses. Yield is not fixed or insured and therefore is not comparable to a savings or other similar type of account. Yield during any particular time period should not be considered an indication of future yield. It is, however, useful in evaluating a Portfolio's performance in meeting its investment objective.

CRI Balanced,  Equity,  Bond, Global,  Capital  Accumulation and Strategic
Growth: Total Return and Other Quotations

         CRI Balanced,  Equity,  Bond,  Global,  Capital  Accumulation and
Strategic  Growth  may each  advertise  "total  return."  Total  return is computed by taking the total number of shares purchased by a hypothetical $1,000 investment, adding all additional shares purchased within the period with reinvested dividends and distributions, calculating the value of those shares at the end of the period, and dividing the result by the initial $1,000 investment. For periods of more than one year, the cumulative total return is then adjusted for the number of years, taking compounding into account, to calculate average annual total return during that period.

         Total return is computed according to the following formula:

                             P(1 + T)n = ERV

where P = a hypothetical initial payment of $1,000; T = total return; n = number of years; and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period. Total return is historical in nature and is not intended to indicate future performance. Total return for the Series for the periods indicated are as follows:


Periods Ended
December 31, 1994                               SEC Total Return
============================================================================

CRI Balanced
One Year                            -3.30%
Five Years                           6.39%
From Inception<F1>                   8.00%

CRI Equity
One Year                             -9.58%
From Inception<F2>                    1.78%

CRI Bond
One Year                             -3.45%
From Inception<F3>                    2.72%
CRI Global Equity
One Year                             -2.13%
From Inception<F4>                    8.55%

CRI Capital Accumulation (formerly
known as CRI Ariel)
One Year                             -9.92%
From Inception<F5>                    4.88%

<F1>Average annual total return from September 2, 1986.
<F2>Average annual total return from June 30, 1992.
<F3>Average annual total return from June 30, 1992.
<F4>Average annual total return from June 30, 1992.
<F5>Average annual total return from July 16, 1991.




     Total return, like yield and net asset value per share, fluctuates in response to changes in market conditions. Neither total return nor yield for any particular time period should be considered an indication of future return.


                          INVESTMENT ADVISORY AGREEMENT


     The Investment Advisory agreement between the Fund's original investment advisor, Acacia Investment Management Corporation, and the Fund regarding
CRI Balanced was approved by the Fund's Board of Directors, including a majority of the Directors who were not interested persons of Acacia Investment Management Corporation, and by the shareholder of the Portfolio. The Investment Advisory Agreement was also approved on July 9, 1986, by Acacia National pursuant to the instructions of variable annuity and variable life insurance policyowners. On February 29, 1988, Calvert Asset Management Company, Inc. acquired all the assets and liabilities of Acacia Investment Management Corporation, including the rights and duties under the Advisory Agreement, pursuant to merger (see "Investment Advisor"). An amendment to the Investment Agreement adding CRI Money Market, Bond, Equity and Global were presented to the Fund's Board for approval in May 1992. Unless earlier terminated as described below, the Agreement will remain in effect indefinitely if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of the Portfolio, including a majority of the outstanding shares of each Portfolio, and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined by the Investment Company Act of 1940) of any such party. The Agreement is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party or by the vote of the shareholders of the Portfolio.

     The investment advisory fee described in the Prospectus will be accrued daily and allocated to the various Portfolios on the basis of the size of the respective Portfolio, as determined each day. There is no assurance that the Portfolio will reach a net asset level high enough to realize reduction to each Portfolio regardless of size on a "uniform percentage" basis. Determination of the portion of the net assets of each Portfolio to which a reduced rate is applicable is made by multiplying the net assets of that Portfolio by the "uniform percentage," which is derived by dividing the amount of the combined assets of all Portfolios to which such rate applies by such combined assets.

     The Investment Advisory Agreement provides that the Advisor will not be liable to the Portfolio or to any shareholder or policy owner for any error of judgment or mistake of law or for any loss suffered by the Portfolio or by any shareholder or policy owner in connection with matters to which the Investment Advisory Agreement relates, except a loss resulting form willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of the advisor in the performance of its duties thereunder.

     For the Fund's fiscal years ended December 31, 1992, 1993, and 1994 respectively, CRI Balanced paid CAM a fee of $137,160, $292,412, and $425,429. CAM waived a portion of its advisory fee for 1992 for CRI Money Market, Bond, Equity, and Global Equity, and waived its entire fee for 1993 for CRI Money Market, Bond, and Equity. For 1994, CRI Money Market, Bond and Equity paid investment adviser fees of $14,484, $5,823, and $9,773, respectively. For 1993, CRI Global Equity paid investment advisory fees of $13,558, and received expense reimbursement of $2,354 by CAM. For 1994, CRI Global paid investment advisory fees of $46,185, and received expense reimbursements from CAM of $307. For the period from inception (July 16, 1991) through December 31, 1991, CRI Ariel paid CAM $519 and was reimbursed $4,903. For the 1992 fiscal year, CRI Ariel paid investment advisory fees of $1,924, and was reimbursed $3,045 from the Advisor. For 1993, CRI Ariel paid investment advisory fees of $22,809, and received no expense reimbursement from CAM. CAM paid Ariel Capital Management 0.05% of CRI Ariel's average daily net assets for use of the "Ariel" name.

Securities Activities of the Investment Advisor

     Securities held by the Portfolios may also be held by the Insurance Companies, their separate accounts or mutual funds for which the Investment Advisor or a Subadvisor acts as an investment advisor. Because of different investment objectives or other factors, any of these parties may buy shares of the Portfolios when one or more other clients are selling the same security. Such transactions will be done in a manner deemed equitable to all parties. To the extent that such transactions increase the demand for a Portfolio's shares, there may be an effect on share prices.

     When deemed to be in the best interest of the Portfolios, the Investment Advisors or Subadvisors may aggregate the securities with those to be sold or purchased for other accounts or companies in order to obtain favorable execution and low brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Advisor or Subadvisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolios and to the other accounts or companies involved. In some cases this procedure may adversely affect the size of the position obtainable for a Portfolio.

Payment of Expenses

     In addition to the portfolio management and investment advice described above, CAM also is obligated to perform certain administrative and management services and to provide all executive, administrative, clerical and other personnel necessary to operate the Portfolio and to pay the salaries of all these persons. CAM will furnish the Portfolio with office space, facilities, and equipment and pay the day-to-day expenses related to the operation and maintenance of such office space, facilities and equipment. Legal, accounting and all other expenses incurred in the organization of the Portfolio, including costs of registering under federal and state securities laws, will also be paid by CAM except with respect to those administrative services provided by Calvert Administrative Services Company to CRI Global pursuant to the Administrative Services Agreement. Those expenses not specifically stated in the Agreements as being paid by the Portfolio will be assumed by CAM.

     Expenses of the Fund will be accrued daily. Expenses that the respective Portfolios of the Fund will pay individually include, but are not limited to the following: brokerage commissions, dealer markups and other expenses incurred in the acquisition or disposition of any securities, printing costs (including the daily calculation of net asset value), interest, certain taxes, charges of the custodian and transfer agent, and other expenses attributable to a particular Portfolio. Expenses which will be allocated to the various Portfolios on the basis of the size of the respective portfolio, determined each day, include legal and auditing fees, expenses of shareholder and director meetings, independent director fees, bookkeeping expenses related to shareholder accounts, insurance charges, cost of printing and mailing shareholder reports and proxy statements, the cost to pay dividends and capital gain distributions, the costs of printing and mailing registration statements, the cost to pay dividends and capital gain distributions, the costs of printing and mailing registration statements and updated prospectuses to current shareholders, and the fees of any trade association of which the Portfolio is a member. Expenses resulting form legal actions involving the Portfolio and any amount for which it may be obligated to indemnify its officers, directors and employees, may either be directly applicable to particular Portfolios or allocated on the basis of the size of the respective Portfolios, depending on the nature of the legal action.

     CAM has agreed to reimburse the Portfolios for the amount, if any, by which the aggregate expenses of any Portfolios (including the Investment
Advisor's fee, but excluding brokerage commissions, interest, taxes and extraordinary expenses) in any calendar year, exceed a certain percentage of the average daily net assets of the Portfolios, as detailed in the Prospectus.

Securities Transactions and Brokerage

     The Investment Advisor, and in some cases the Subadvisor, is primarily responsible for the investment decisions of each Portfolio, including decisions to buy and sell securities, the selection of brokers and dealers to effect the transactions, the placing of investment transactions, and the negotiation of brokerage commissions, if any. No Portfolio has any obligation to deal with any dealer or group of dealers in the execution of transactions in Portfolio securities. In placing orders, it is the policy of each Portfolio to obtain the most favorable net results, taking into account various factors, including price, dealer spread or commission, the size of the transaction, and difficulty of execution. While the Investment Advisor and Subadvisors generally seek reasonably competitive spreads or commissions, the Portfolios will not necessarily be paying the lowest spread or commission available.

     If the securities in which a particular Portfolio invests are traded primarily in the over-the-counter market, the Portfolio will deal, where possible, with the dealers who make a market in the securities involved unless better prices and execution are available elsewhere. These "market makers" usually act as principals for their own account. On occasion, the Portfolios may purchase securities directly from the issuer. Bonds and money market securities are generally traded on a net basis and do not normally involve either brokerage commission or transfer taxes. The cost of Portfolio securities transactions will consist primarily of brokerage commissions or dealer or underwriter spreads.

     Portfolio transactions are undertaken on the basis of their desirability from an investment standpoint. Investment decisions and the choice of brokers and dealers are made by the Advisor and Subadvisors under the direction and supervision of the Board of Directors. The Advisor and Subadvisors select broker-dealers on the basis of their professional capability and the value and quality of their services. The Advisor and Subadvisor reserve the right to place orders for the purchase or sale of portfolio securities with broker-dealers that have sold shares of the Portfolios or that provide the Portfolios with statistical, research, or other information and services. Although any statistical research or other information and services provided by broker-dealers may be useful to the Advisor and the Subadvisors, the dollar value of such information and services is generally indeterminable, and its availability or receipt does not serve materially to reduce the Advisor's or Subadvisor's normal research activities or expenses.

     The Advisors and Subadvisors may also execute portfolio transactions with or through broker-dealers that have sold shares of the Portfolio. However, such sales will not be a qualifying or disqualifying factor in a broker-dealer's selection nor will the selection of any broker-dealer be based on the volume of Portfolio shares sold. The Advisors or Subadvisors may compensate such broker-dealers at their own expense in consideration of their promotional and administrative services.


                             MANAGEMENT OF THE FUND


     The directors and officers of the Fund and their principal occupations are set forth below. Directors and Officers who are active employees of the Investment Advisor or its affiliates will not receive any additional compensation for their services to the Fund.


     6 CLIFTON S. SORRELL, JR., President and Chairman. Mr. Sorrell serves as President, Chief Executive Officer and Vice Chairman of Calvert
Group, Ltd., and as an officer and director of each of its affiliated companies. Mr. Sorrell is a director of Calvert-Sloan Advisers, L.L.C., and a director/trustee and officer of each of the other funds in the Calvert Group. 6 Directors or Officers deemed to be "interested persons" of the Fund, as defined in the Investment Company Act of 1940.

    1 CHARLES E. DIEHL, Trustee. Mr. Diehl is Vice President and Treasurer Emeritus of the George Washington University, and has retired from University Support Services, Inc. of Herndon, Virginia. He is also a Director of Acacia Mutual Life Insurance Company. Address: 1658 Quail Hollow Court, McLean, Virginia 22101.
     ARTHUR J. PUGH, Trustee. Mr. Pugh also serves as a Director of Acacia Federal Savings Bank. Address: 4823 Prestwick Drive, Fairfax, Virginia 22030.
     SOUTH TRIMBLE, III, Director. Mr. Trimble has been a partner in the law firm of Reasoner, Davis & Fox since 1956. Address: 888 17th
Street, N.W., Suite 800, Washington, DC 20006.
     FRANK H. BLATZ, JR., Esq., Director. Mr. Blatz is a partner in the law firm of Abrams, Blatz, Gran, Hendricks, & Reina, P.A. He is also a director/trustee of The Calvert Fund, Calvert Cash Reserves d/b/a
Money Management Plus, First Variable Rate Fund, Calvert Tax-Free
Reserves, and Calvert Municipal Fund, Inc. Address: 900 Oak Tree Road, South Plainfield, New Jersey 07080.
     1 ROBERT L. BENNETT, Vice President. Mr. Bennett is a Director of Calvert Group, Ltd. and its subsidiaries, President of Calvert
Shareholder Services, Inc., and Executive Vice President of Calvert
Group, Ltd. He is an officer of each of the investment companies in the Calvert Group of Funds.
     1 RONALD M. WOLFSHEIMER, Treasurer. Mr. Wolfsheimer is an officer of each of the Calvert Group Funds. He is also Senior Vice President and Controller of Calvert Group, Ltd. and its affiliated companies. Mr. Wolfsheimer is Vice President and Treasurer of Calvert-Sloan Advisers, L.L.C.
     1 WILLIAM M. TARTIKOFF, Esq., Vice President and Secretary. Mr. Tartikoff is General Counsel, Secretary, and Senior Vice President of Calvert Group, Ltd., and its subsidiaries, and is an officer of each of the other investment companies in the Calvert Group of Funds.Mr. Tartikoff is Vice President and Secretary of Calvert-Sloan Advisers, L.L.C., and is an officer of Acacia National Life Insurance Company.
     1 RENO J. MARTINI, Senior Vice President. Mr. Martini is Senior Vice President of Calvert Group, Ltd., and Senior Vice President and Chief Investment Officer of Calvert Asset Management Company, Inc. Mr.
Martini is also a director and officer of Calvert-Sloan Advisers, L.L.C.
     1 DANIEL K. HAYES, Vice President. Mr. Hayes is Vice President of Calvert Asset Management Company, Inc., and is an officer of each of the other investment companies in the Calvert Group of Funds.
     1 SUSAN WALKER BENDER, Esq., Assistant Secretary. Ms. Bender is Associate General Counsel of Calvert Group, Ltd., and an officer of each of its subsidiaries and Calvert-Sloan Advisers, L.L.C. She is also an officer of each of the other investment companies in the Calvert Group of Funds.
     7 BETH-ANN ROTH, Esq., Assistant Secretary. Ms. Roth is Associate General Counsel of Calvert Group, Ltd., and an officer of each of its subsidiaries and Calvert-Sloan Advisers, L.L.C. She is also an officer of each of the other investment companies in the Calvert Group of Funds. 7Officers and trustees deemed to be "interested persons" of the Fund under the Investment Company Act of 1940, by virtue of of their affiliation with the Fund's Advisor.


     The address of Directors and Officers, unless otherwise noted, is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814. Directors and Officers as a group beneficially own less than 1% of the outstanding shares of the Fund.


During fiscal 1994, directors of the Fund not affiliated with the Fund's Advisor were paid $2,243 by CRI Money Market, $16,145 by CRI Balanced, $502 by CRI Bond Portfolio, $992 by CRI Equity, $2,009 by CRI Global Equity, and $1,441 by CRI Capital Accumulation. Each Director of the Fund who is not affiliated with the Advisor receives a meeting fee of $500 for each Board meeting attended; such fees are allocated among the Series based upon their relative net assets. Directors not on any other Calvert Group Fund Boards receive an annual fee of $2,000.

     Directors of the Fund not affiliated with the Fund's Advisor ("noninterested persons") may elect to defer receipt of all or a percentage of their annual fees and invest them in any fund in the Calvert Family of Funds through the Directors/Trustees Deferred Compensation Plan (shown as "Pension or Retirement Benefits Accrued as part of Fund Expenses," below). Deferral of the fees is designed to maintain the parties in the same position as if the fees were paid on a current basis. Management believes this will have a negligible effect on the Fund's assets, liabilities, net assets, and net income per share, and will ensure that there is no duplication of advisory fees.

                                 Director Compensation Table - Fiscal Year 1994

                     Aggregate Compensation  Total Compensation  Registrant and
                     from  Pension or        from Benefits       Fund Complex
                     Retirement Fund         Accrued as part     paid to
                     for service as          of Fund Expenses    Directors
                     Director
Name of Director
--------------------------------------------------------------------------------
Frank H. Blatz, Jr.           $2,000            $2,000              $32,600
Charles E. Diehl              $2,000            $2,000              $35,300
Arthur J. Pugh                $2,000                $0              $36,500
South Trimble, III            $4,500            $4,500               $4,500

--------------------------------------------------------------------------------
                             METHOD OF DISTRIBUTION
--------------------------------------------------------------------------------
     The Fund has entered into an agreement with Calvert Distributors, Inc. ("CDI") whereby CDI, acting as principal underwriter for the Fund, makes a continuous offering of the Fund's securities on a "best efforts" basis.
Under the terms of the agreement, CDI is entitled to receive a fee from the
Fund of $15,000 per year. However, in the past CDI has waived this fee. No associated person or broker-dealer may have an interest in the fees payable to CDI. CDI is responsible for paying (i) all commissions or other fees to its associated persons which are due for the sale of the Policies, and (ii)
any compensation to other broker-dealers and their associated persons due under the terms of any sales agreement between CDI and the broker-dealers.
--------------------------------------------------------------------------------
                               GENERAL INFORMATION
--------------------------------------------------------------------------------
     The Fund was incorporated in Maryland on September 27, 1982. The authorized capital stock of the Fund consists of one hundred million shares of stock, par value of $1.00 per share. The Fund's Board of Directors may, from time to time, authorize the issuance of additional shares having the descriptions, powers and rights, and the qualifications, limitations, and restrictions thereof, as the Board of Directors may determine. The Board of Directors may also change the designation of any portfolio and may increase or decrease the number of shares of any portfolio, but may not decrease the number of shares of any Portfolio below the number of shares of that portfolio then outstanding. All shares of common stock have equal voting rights (regardless of the net asset value per share) except that only shares of the respective portfolio are entitled to vote on matters concerning only that portfolio. Pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder, certain matters approved by a vote of all shareholders of the Fund may not be binding on a portfolio whose shareholders have not approved that matter. Each issued and outstanding share is entitled to one vote and to participate equally in dividends and distributions declared by the respective portfolio and, upon liquidation or dissolution, in net assets of such portfolio remaining after satisfaction of outstanding liabilities. The shares of each portfolio, when issued, will be fully paid and non-assessable and have no preemptive or conversion rights. Holders of shares of any portfolio are entitled to redeem their shares as set forth above under "Purchase and Redemption of Shares." The shares do not have cumulative voting rights and the holders of more than 50% of the shares of the Fund voting for the election of directors can elect all of the directors of the Fund if they choose to do so and in such event the holders of the remaining shares would not be able to elect any directors.

     The Fund's Board of Directors has adopted a "proportionate voting" policy, meaning that Insurance Companies will vote all of the Fund's shares, including shares the Insurance Companies hold, in return for providing the
Fund with its capital and in payment of charges made against the variable annuity or variable life separate accounts, in proportion to the votes received from contractholders or policyowners.
--------------------------------------------------------------------------------
                    REPORTS TO SHAREHOLDERS AND POLICYHOLDERS
--------------------------------------------------------------------------------
     The Fund will issue unaudited semi-annual reports showing the Fund's investments and other information, and it will issue annual reports containing financial statements audited by independent certified public auditors.
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
     The Prospectus and this Statement of Additional Information do not contain all the information set forth in the registration statement and exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C. under the Securities Act of 1933 and the
Investment Company Act of 1940, to which reference is hereby made.

--------------------------------------------------------------------------------
                              FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
     The audited financial statements for the Fund included in the Annual Report to Shareholders dated December 31, 1994, are expressly incorporated by reference and made a part of this Statement of Additional Information.
Copies of the Annual Report may be obtained free of charge by writing or calling the Fund.
--------------------------------------------------------------------------------
                     INDEPENDENT ACCOUNTANTS AND CUSTODIANS
--------------------------------------------------------------------------------
     The Board of Directors has appointed Coopers & Lybrand, L.L.P. as the Fund's independent accountants for fiscal year 1995. State Street Bank and
Trust Company of Boston, Massachusetts is custodian of the Fund's assets.
First National Bank of Maryland acts as custodian of certain of the Fund's cash assets.
--------------------------------------------------------------------------------
                                    APPENDIX
--------------------------------------------------------------------------------
Corporate Bond Ratings Description of Moody's Investors Service
Inc.'s/Standard & Poor's municipal bond ratings:

     Aaa/AAA: Best quality. These bonds carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. This rating indicates an extremely strong capacity to pay principal and interest.
     Aa/AA: Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make long-term risks appear somewhat larger than in Aaa securities.
     A/A: Upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which make the bond somewhat more susceptible to the adverse effects of circumstances and economic conditions.
     Baa/BBB: Medium grade obligations; adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.
     Ba/BB, B/B, Caa/CCC, Ca/CC: Debt rated in these categories is regarded as predominantly speculative with respect to capacity to pay interest and repay principal. There may be some large uncertainties and major risk exposure to adverse conditions. The higher the degree of speculation, the lower the rating.
     C/C: This rating is only for no-interest income bonds.

     D: Debt in default; payment of interest and/or principal is in arrears.


Commercial Paper Ratings
Moody's Investors Services, Inc.

     A Prime rating is the highest commercial paper rating assigned by Moody's Investors Service, Inc. Issuers rated Prime are further referred to by use of numbers 1, 2, and 3 to denote relative strength within this highest classification. Among the factors considered by Moody's in assigning ratings for an issuer are the following: (1) management; (2) economic evaluation of the inherent uncertain areas;
(3) competition and customer acceptance of products; (4) liquidity;
(5) amount and quality of long-term debt; (6) ten year earnings trends; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

Standard & Poor's Corporation

     Commercial paper rated A by Standard & Poor's Corporation has the following characteristics: Liquidity ratios are better than the industry average. Long term senior debt rating is "A" or better. In some cases BBB credits may be acceptable. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow have an upward trend with allowance made for unusual circumstances. Typically, the issuer's industry is well established, the issuer has a strong position within its industry and the reliability and quality of management is unquestioned. Issuers rated A are further referred to by use of numbers 1, 2, and 3 to denote relative strength within this classification.